TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.5
STORAGE SERVICES AGREEMENT
This Storage Services Agreement is made and entered into as of the Effective Date by and between PHILLIPS 66 PARTNERS HOLDINGS LLC, a Delaware limited liability company (“Holdings”), and PHILLIPS 66 COMPANY, a Delaware corporation (“Company”).
Recitals
WHEREAS, Holdings owns certain above ground storage facilities located at the Central Division Pipeline facility in Medford, Oklahoma (the “Medford Spheres”) that are suitable for receiving and storing natural gas liquids and refinery grade propylene (collectively, “NGLs”); and
WHEREAS, Company desires to store NGLs in the Medford Spheres, and Holdings agrees to store NGLs in the Medford Spheres for Company, all upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Holdings and Company agree as follows:
Article I.    Defined Terms
Section 1.01    Defined Terms. The following definitions shall apply to the capitalized terms used in this Agreement:

(a)
“Agreement” means this Storage Services Agreement, together with all exhibits attached hereto, as the same may be extended, supplemented or restated from time to time in accordance with the provisions hereof.

(b)	“Barrel” means 42 Gallons.

(c)	“Business Day” means any Day except for Saturday, Sunday or an official holiday in the State of Texas.

(d)	“Capacity Commitment” has the meaning set forth in Section 3.01(b)(1).

(e)
“Claims” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(f)	“Company” has the meaning set forth in the introductory paragraph.

(g)
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

(h)	“Day” means the period of time commencing at 0000 hours on one calendar day and running until, but not including, 0000 hours on the next calendar day, according to local time in Houston, Texas.

(i)	“Effective Date” means March 1, 2014.

(j)
“Force Majeure” means: (i) acts of God, fires, floods or storms; (ii) compliance with orders of courts or Governmental Authorities; (iii) explosions, wars, terrorist acts or riots; (iv) inability to obtain or unavoidable delays in obtaining material or equipment; (v) accidental disruption of service; (vi) events or circumstances similar to the foregoing (including inability to obtain or unavoidable delays in obtaining material or equipment and disruption of service provided by third parties) that prevent a Party’s ability to perform its obligations under this Agreement, to the extent that such events or circumstances are beyond the Party’s reasonable control and could not have been prevented by the Party’s due diligence; (vii) strikes, lockouts or other industrial disturbances; and (viii) breakdown of refinery facilities, machinery, storage spheres or pipelines, irrespective of the cause thereof.

(k)	“Gallon” means a United States gallon of two hundred thirty-one cubic inches of liquid at 60º Fahrenheit, and at the equivalent vapor pressure of the liquid.

(l)
“Governmental Authority” means any government, any governmental administration, agency, instrumentality or other instrumentality or other political subdivision thereof or any court, commission or other governmental authority of competent jurisdiction.

(m)	“Holdings” has the meaning set forth in the introductory paragraph.

(n)	“Holdings Affiliated Parties” means Holdings, Phillips 66 Partners LP and each of their respective contractors, directors, officers, employees and agents.

(o)
“Law” means all constitutions, laws (including common law), treaties, statutes, orders, decrees, rules, injunctions, licenses, permits, approvals, agreements, regulations, codes and ordinances issued by any Governmental Authority, including judicial or administrative orders, consents, decrees, and judgments, published directives, guidelines, governmental authorizations, requirements or other governmental restrictions which have the force of law, and determinations by, or

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

interpretations of any of the foregoing by any Governmental Authority having jurisdiction over the matter in question and binding on a given Person, whether in effect as of the date hereof or thereafter and, in each case, as amended.

(p)	“Medford Spheres” has the meaning set forth in the Recitals.

(q)
“Month” or “Monthly” means a calendar month commencing at 0000 hours on the first Day thereof and running until, but not including, 0000 hours on the first Day of the following calendar month, according to local time in Houston, Texas.

(r)	“NGLs” has the meaning set forth in the Recitals.

(s)	“Normal Business Hours” means the period of time commencing at 0800 hours on one Day and running until 1700 hours on the same Day, according to local time in Houston, Texas.

(t)	“Notice” means any notice, request, instruction, correspondence or other communication permitted or required to be given under this Agreement.

(u)	“Parties” means Holdings and Company, collectively.

(v)
“Partnership Change in Control” means Phillips 66 ceases to Control the general partner of Phillips 66 Partners LP by virtue of any affiliate of Phillips 66 being removed as the general partner of Phillips 66 Partners LP under the terms of the limited partnership agreement of Phillips 66 Partners LP.

(w)	“Party” means Holdings or Company, individually.

(x)
“Person” means, without limitation, an individual, corporation (including a non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority, and shall include any successor (by merger or otherwise) of such entity.

(y)	“Ponca City Refinery” means the refinery located in Ponca City, Oklahoma.

(z)	“PPI-FG” has the meaning set forth in Section 3.05.

(aa)	“Regular Medford Spheres Operating Hours” means 24 hours per Day, 7 Days per week.

(bb)	“Scheduled Charges” means those fees payable by Company for the services provided by Holdings hereunder, as set forth in Exhibit A.

(cc)	“Storage Variation” has the meaning set forth in 6.01.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(dd)
“Taxes” means any income, sales, use, excise, transfer, and similar taxes, fees and charges (including ad valorem taxes), including any interest or penalties attributable thereto, imposed by any Governmental Authority.

Section 1.02    Other Defined Terms. Other terms may be defined elsewhere in this Agreement, and, unless otherwise indicated, shall have such meanings throughout this Agreement.
Section 1.03    Terms Generally. The definitions in this Agreement shall apply equally to both singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise.
Article II.    Term and Termination
Section 2.01    Term. The term of this Agreement shall commence on the Effective Date and shall continue for a primary term of ten (10) years (“Primary Term”). At the end of the Primary Term, this Agreement shall automatically extend for up to two successive, five (5) year periods (each a “Renewal Term”), unless terminated by either Party upon Notice to the other Party no less than one hundred and eighty (180) Days prior to the expiration of the Primary Term or a Renewal Term, as applicable. After expiration of the second Renewal Term, if any, this Agreement will automatically extend for successive one (1) year terms (each also a “Renewal Term”) unless terminated by either Party upon Notice to the other Party no less than one hundred and eighty (180) Days prior to the expiration of the then current Renewal Term. The Primary Term, together with any Renewal Terms, shall be referred to in this Agreement as the “Term.” At least two years prior to the commencement of the first Renewal Term, either Party can invoke an option to renegotiate the Scheduled Fees set forth on the attached Exhibit A by providing written Notice to the other Party. If agreed to by the Parties, the renegotiated Scheduled Fees shall be effective at the commencement of the first Renewal Term.
Section 2.02    Termination Following a Force Majeure Event. If a Force Majeure event prevents either Holdings or Company from performing its respective obligations under this Agreement for a period of more than 12 consecutive Months, this Agreement may be terminated by either Party at any time after the expiration of such 12-Month period upon at least 30 Days prior Notice to the other Party.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 2.03    Special Termination by Holdings. Notwithstanding anything to the contrary in this Agreement:

(a)
If Holdings’s use of all or part of the Medford Spheres for the storage and handling of any NGL is restrained, enjoined, restricted or terminated by (i) any Governmental Authority, (ii) right of eminent domain or (iii) the owner of leased land, Holdings, upon being notified of such restraint, enjoinder, restriction or termination, shall notify Company promptly upon learning of the likelihood of such event and Holdings may terminate this Agreement as to the affected storage sphere and services on the effective date of such restraint, enjoinder, restriction or termination.

(b)
Holdings shall have the right to terminate this Agreement upon 30 Days’ Notice to Company (i) in the event Holdings determines any testing or upgrading of the Medford Spheres is required to satisfy or comply with Law or to comply with or remedy environmental concerns, or (ii) in the event of damage or destruction to, all or a portion of the Medford Spheres, if in Holdings’s sole opinion such testing, upgrading, complying or repairing will require the expenditure of $5,000,000.00 or more to restore the Medford Spheres to normal operations. Upon such termination, neither Party shall have any obligations to the other Party, provided that if Holdings terminates the Agreement pursuant to this Section 2.03(b) on any Day other than the last Day of a Month, Holdings shall promptly refund to Company that portion of such Month’s Scheduled Charges representing the number of Days between the termination date and the last Day of such Month, and provided further that the provisions of Section 2.04 shall survive such termination.

(c)
If the Ponca City Refinery’s operations are partially or completely suspended for a period of at least 12 consecutive Months, the Parties will negotiate in good faith to agree upon a reduction of the Capacity Commitment to reflect such suspension of operations. If the Parties are unable to agree to an appropriate reduction of any applicable Capacity Commitment, then, after Company has made a public announcement of such suspension, Company may provide Notice to Holdings of its intent to terminate this Agreement and this Agreement will terminate 12 Months following the date such Notice is received by Holdings. In the event Company publicly announces, prior to the expiration of such 12-Month period, its intent to resume operations at the Ponca City Refinery, then such Notice shall be deemed revoked and this Agreement shall continue in full force and effect as if such Notice had never been delivered.

Section 2.04    Removal of NGLs.

(a)	Company, at its own expense, shall remove all of its NGLs from the Medford Spheres no later than the later of (i) the effective date of the termination or expiration of this

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Agreement and (ii) ten Days after receipt of Notice to terminate this Agreement in accordance with its terms, provided that Holdings may, in its sole discretion, agree in writing to extend the time for such removal. If, at the end of such period, Company has not removed all of its NGLs, then in addition to any other rights it may have under this Agreement, Holdings shall have the right to take possession of such NGLs and sell them at public or private sale. In the event of such a sale, Holdings shall withhold from the proceeds therefrom all amounts owed to it hereunder and all expenses of sale (including but not limited to reasonable attorneys’ fees and any amounts necessary to discharge any and all liens against the NGLs). The balance of the proceeds, if any, shall be remitted to Company.

(b)
Should any NGLs remain in the Medford Spheres beyond the expiration or termination of this Agreement, Company shall remain obligated to perform all of the terms and conditions set forth in this Agreement (including, without limitation, Company’s obligation to pay the monthly Storage Fee under Section 3.01(a), prorated for the period between such expiration or termination of this Agreement and the time all NGLs are removed from the Medford Spheres) and, in addition, shall pay an additional “Holdover Fee” per Day or partial Day, as set forth on Exhibit A, until all NGLs are removed.

(c)
Company shall indemnify and hold the Holdings Affiliated Parties harmless from and against all Claims arising from or related to Company’s failure to remove any NGLs in accordance with this Section 2.04 or Holdings’s exercise of its right to take possession of Company’s NGLs and sell them in accordance with this Section 2.04.

(d)
Company will reimburse Holdings for any expense incurred by Holdings in connection with its or Company’s withdrawal of NGLs from the Medford Spheres, including costs incurred to empty the Medford Spheres.

Article III.    Services
Section 3.01    Storage Services, Capacity Commitment and Charges.

(a)
Beginning on the Effective Date, Company shall pay a Monthly fee equal to (i) the “Storage Fee” set forth on Exhibit A multiplied by (ii) the aggregate Working Capacity of the Medford Spheres. (“Working Capacity” is 35,000 Barrels in each of the two spheres). Company shall have exclusive use of the Medford Spheres for storing NGLs.

(b)	Beginning when the Medford Spheres are placed into commercial service:

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(1)
Holdings shall accept from Company for storage and shall store up to the Working Capacity limit of both spheres (70,000 Barrels of NGLs in total) (the “Capacity Commitment”) in the Medford Spheres (subject to routine maintenance and the limitation described in Section 3.01(b)(2)), without commingling Company’s NGLs with any other commodity, and then deliver Company’s NGLs according to Company’s instructions.

(2)
The volume of NGLs placed in the Medford Spheres may not exceed the safe operating capacity of the Medford Spheres as determined by Holdings, taking into account such factors as (i) the time needed to react to a potential overflow of the spheres, (ii) storage injection and withdrawal rates, and (iii) other operating conditions.

(3)	Holdings shall maintain the Medford Spheres in proper operating condition and in a manner that maintains the working capacity of the Medford Spheres, to the extent commercially reasonable.

(c)
At all times during the Term of this Agreement, Holdings and Company shall use commercially reasonable efforts to work together to coordinate maintenance and other activities to minimize potential and adverse effects to the Ponca City Refinery.

(d)
Holdings shall provide Notice to Company of the date the Medford Spheres are first placed into commercial service. In the event the Medford Spheres are not first placed into commercial service on or before August 1, 2014, Company’s payment obligations with respect to scheduled fees under this Agreement shall be suspended effective August 1, 2014 until the Medford Spheres are placed into commercial service, and Company shall be relieved of any obligation to make payment for such period.

Section 3.02    Laboratory Fees and Services.

(a)
If Holdings provides sampling, testing and/or other laboratory services requested by Company for NGLs at the Medford Spheres, Holdings shall charge for each sampling and testing procedure performed as set forth in Holdings’s “Schedule of Rates for Laboratory Services”, as may be amended from time to time. Such services shall be provided by Company’s employees, at Holdings’ direction, at the Ponca City Refinery, if possible. If Holdings contracts with another Person to perform laboratory services, all fees shall be billed to Company at Holdings’s cost.

(b)	Holdings’s liability for sampling and testing services is limited to the charge for the service provided.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 3.03    Additional Services. For any service or function that are not specifically provided for in this Agreement but that are requested by Company and agreed to by Holdings, there shall be a charge in an amount as agreed upon by the Parties in writing.
Section 3.04    Recovery of Certain Costs.

(a)
If Holdings agrees to make any expenditures at Company’s request, Company will reimburse Holdings for the actual amount paid by Holdings for such expenditures or, at Holdings’s option and if the Parties agree, any applicable fees set forth on Exhibit A will be increased, or additional fees shall be added to Exhibit A, or imposed to allow Holdings to recover the amount paid by Holdings for such expenditures over time from Company or another entity.

(b)
If new Laws require Holdings to make substantial and unanticipated expenditures in connection with the services Holdings provides to Company under this Agreement, Company will reimburse Holdings for Company’s proportionate share of the costs of complying with such Laws, or at Holdings’s option and if the Parties agree, relevant periodic or unit charges will be increased or an alternate mechanism shall be adopted to allow Holdings to recover such costs over time from Company or another entity.

(c)
If Holdings determines that the Medford Spheres must be pumped, drained, purged or otherwise cleaned of residual volumes, Company will reimburse Holdings for the actual amount paid by Holdings for such cleaning services. Holdings and Company will work together to coordinate such cleaning activities to minimize disruption on the Parties’ respective commercial operations.

Section 3.05    Adjustments. As of January 1, 2015, and as of January 1 of each year thereafter while this Agreement is in effect, Holdings may increase each of the fees set forth on Exhibit A annually, by a percentage equal to the greater of zero and the positive change in the Producer Price Index for Finished Goods (Series ID WPUSOP3000) (the “PPI-FG”), as reported during the Month of October immediately before the effective date of the adjustment, with respect to the 12-Month period ending at the end of the Month of September immediately preceding such publication, provided that if, with respect to any such 12-Month period or periods, the PPI-FG has decreased, Holdings may increase such fees only to the extent that the percentage change in the PPI-FG since the most recent previous increase in such fees is greater than the aggregate amount of the cumulative decreases in the PPI-FG during the intervening period or periods.
Article IV.    Receipt and Withdrawal of NGLs
Section 4.01    Receipt of NGLs. All NGLs shall be received into the Medford Spheres from the Ponca City Refinery via pipelines.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(a)
Flow Rates/Pressures. The Medford Spheres are designed to receive NGLs with a minimum flow rate of 80 Barrels of NGLs per hour, a minimum operating pressure of 270 pounds per square inch gauge, and a maximum operating pressure of 450 pounds per square inch gauge. Company shall be solely responsible for providing deliveries into the Medford Spheres at pressures sufficient to meet the requirements of Holdings. Company shall, at its sole cost and expense, deliver NGLs to the Medford Spheres. The Medford Spheres are designed to redeliver NGLs with a minimum flow rate of 1500 Barrels of NGLs per hour and a minimum operating pressure of 540 pounds per square inch gauge, and a maximum flow rate of 6250 Barrels of NGLs per hour and a maximum operating pressure of 740 pounds per square inch gauge.

(b)
Specifications. Company will use commercially reasonable efforts to ensure that all NGLs it delivers hereunder shall comply with the applicable specifications as outlined in Exhibit C. Holdings retains the right to inspect and reject any NGLs that do not conform to the applicable specifications, including the right, in Holdings’s sole judgment, to shut off the valve into the Medford Spheres.

(c)
Custody Transfer. Custody of all NGLs delivered from the Company into the Medford Spheres shall be transferred from Company to Holdings at the Company’s meter. Title to all of Company’s NGLs received, stored, and handled by Holdings at the Medford Spheres shall remain at all times in Company’s name.

Section 4.02    Redelivery of NGLs. All NGLs stored in the Medford Spheres shall be delivered to Company at Holdings’s pipeline connection with the ONEOK facilities or at any other pipeline connection determined by the Parties. Company shall be responsible for all commercial arrangements with ONEOK or other parties necessary to facilitate such deliveries. Holdings shall not be responsible for any damages and shall not be in breach of this Agreement in the event ONEOK or such other parties will not physically accept deliveries from Holdings’s facilities.
Article V.    Access
Section 5.01    Access to the Medford Spheres. Access by Company or its representatives to the Medford Spheres shall be during Regular Medford Spheres Operating Hours. As a condition to being granted access to the Medford Spheres, Company shall require all contractors, carriers and customers designated by it to deliver, receive, sample or inspect Company’s NGLs at the Medford Spheres or to provide any other service for Company, to sign and comply with a terminal access agreement in such form as Holdings may reasonably specify from time to time. Further, Company shall cause all such designated contractors, carriers and customers to comply with all applicable Medford Spheres rules and regulations

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

and Holdings shall make copies of such rules and regulations available to Company and its designated carriers and customers at the Medford Spheres.
Article VI.    Storage Variations
Section 6.01 Storage Variations. Company shall bear any losses or gains that may occur while Company’s NGLs are in storage at the Medford Spheres (such losses or gains, the “Storage Variations”), except to the extent that Storage Variations result from Holdings’s negligence or willful misconduct or the negligence or willful misconduct of Holdings’s employees, agents, contractors or subcontractors. Each Month, Holdings shall determine the physical inventory of NGLs and calculate the Storage Variation. Company’s inventory of NGLs in storage at the Medford Spheres shall then be adjusted (increased or decreased) each Month to reflect the Storage Variation.
Article VII.    Monthly Statement; Payment; Liens
Section 7.01    Monthly Statement. Promptly after the end of each Month during the Term of this Agreement, Holdings shall provide Company with a statement showing the previous Month’s beginning inventory, receipts, withdrawals, ending inventory, Storage Variation adjustment and the Scheduled Charges due Holdings. If requested by Company, Holdings shall provide Company with copies of individual gauge reports and meter tickets for receipts and withdrawals at the Medford Spheres for such Month, if available.
Section 7.02    Payment.

(a)
Payment of the amount(s) identified on each Monthly statement shall be due, without discount, on the later of (i) two Business Days after such Monthly Statement is received and (ii) the 22nd Day of the Month in which such Monthly statement is received, provided that if such Day is not a Business Day, then such payment shall be due, without interest, on the next Business Day. Payments not paid by the due date shall bear interest at the rate of the lesser of 1.5% per Month and the maximum rate allowed by Law for each Month or portion of a Month thereafter during which such amount remains unpaid.

(b)
All payments shall be made to Holdings by automated clearing house to an account specified by Holdings from time to time, provided that as long as Holdings is an affiliate of Company, Holdings and Company may settle Company’s financial obligations to Holdings through Company’s normal interaffiliate settlement processes. Any bank charges incurred by Company in remitting funds by automated clearing house shall be for Company’s account. Acceptance by Holdings of any payment from Company for any charge or service after termination or expiration of

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

this Agreement shall not be deemed a renewal of this Agreement or a waiver by Holdings of any default by Company hereunder.

(c)
If Company reasonably disputes any Monthly statement, in whole or in part, Company shall promptly notify Holdings in writing of the dispute and shall pay the undisputed portion according to the terms of this Section 7.02, and shall promptly seek to resolve the dispute including, if necessary, by arbitration as provided in Section 20.01. An arbitral panel may award reasonable interest on any unpaid amount determined to have been due to Holdings but withheld in good faith.

Section 7.03    Liens. Company hereby grants to Holdings an irrevocable (a) warehouseman’s lien on all of Company’s NGLs in storage at the Medford Spheres and (b) power of attorney to dispose of such NGL at fair market value to the extent of all amounts owed to Holdings by Company hereunder.
Article VIII.    Volume Determinations
Section 8.01    Volume Determinations.

(a)
All measurements, volume corrections and calibrations will be made in accordance with Holdings’s measurement procedures, which shall consist of the latest revision of Holdings’s Measurements Manual and the latest ASTM and API MPMS published methods and standards.

(b)
All volume determinations shall be adjusted to a temperature of 60° Fahrenheit and a pressure of one standard atmosphere (14.7 PSIA) per the most recent edition of the American Petroleum Institute’s Manual of Petroleum Measurement Standards, Chapter 11 (viz., Table 6B, 6C, etc., whichever table is relevant to the commodity being measured).

(c)	All NGLs received from or delivered to the Medford Spheres will be determined by calibrated custody transfer grade meters.

(d)
A Company representative may witness testing, calibration of equipment, meter reading, and gauging of NGLs at the Medford Spheres, at Company’s expense. In the absence of a Company representative, Holdings’s measurements shall be deemed to be accurate.

Article IX.    Insurance
Section 9.01    Insurance. Property insurance covering loss or damage to Company’s NGLs that may be desired by Company, shall be carried by Company at Company’s expense. Should Company elect to carry such insurance, then each policy of insurance shall be

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

endorsed to provide a waiver of subrogation rights in favor of the Holdings Affiliated Parties. Notwithstanding anything in this Agreement to the contrary, Holdings shall not be liable to Company for NGL losses or shortages for which Company is compensated by its insurer.
Article X.    Taxes
Section 10.01    Taxes. Company shall be responsible for and shall pay all sales Taxes and similar Taxes on goods and services provided hereunder and any other Taxes now or hereafter imposed by any Governmental Authority in respect of or measured by NGLs handled or stored hereunder or the manufacture, storage, delivery, receipt, exchange or inspection thereof, and Company agrees to promptly reimburse Holdings for any such Taxes Holdings is legally required to pay, upon receipt of invoice therefor. Each Party is responsible for all Taxes in respect of its own real and personal property.
Article XI.    Health, Safety and Environment
Section 11.01    Spills; Environmental Pollution.

(a)
In the event of any NGL spill or other environmentally polluting discharge caused by Holdings’s operation of the Medford Spheres, any clean-up resulting from any such spill or discharge and any liability resulting from such spill or discharge shall be the responsibility of Holdings except to the extent such spill or discharge is caused by Company or its affiliates other than Holdings.

(b)
In the event and to the extent of any NGL spill or other environmentally polluting discharge caused by Company or its affiliates other than Holdings or in connection with the operation of Company’s or a third party’s pipeline, tank truck or transport trailer receiving NGLs on Company’s behalf, at its request or for its benefit, Holdings is authorized to commence containment or clean-up operations as deemed appropriate or necessary by Holdings or as required by any Governmental Authority, and Holdings shall notify Company of such operations as soon as practicable. All liability and reasonable costs of containment or clean-up shall be borne by Company except that, in the event a spill or discharge is caused by the joint negligence of both Holdings and Company or a third party pipeline, tank truck or transport trailer receiving NGLs on Company’s behalf, at its request or for its benefit, liability and costs of containment or clean-up shall be borne jointly by Holdings and Company in proportion to each Party’s respective negligence.

(c)
For purposes of this Section 11.01, the negligence of a third party pipeline, tank truck or transport trailer receiving NGLs on Company’s behalf, at its request or for its benefit, shall be attributed to Company.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(d)	The Parties shall cooperate for the purpose of obtaining reimbursement if a third party is legally responsible for costs or expenses initially borne by Holdings or Company.
Section 11.02    Inspection. Company may: (a) inspect the Medford Spheres, including health, safety, and environmental audits by inspector(s) chosen by Company; (b) make physical checks of NGL in storage at the Medford Spheres; (c) audit Holdings’s health, safety, environmental, and operational records relating to the performance of this Agreement and otherwise to observe such performance~~,~~; and (d) subject to the provisions of Section 5.01, enter upon Medford Spheres property for any of the foregoing purposes. For clarity, none of the rights identified in this Section 11.02 shall be exercised by Company in such manner as to substantially interfere with or diminish Holdings’s complete control and responsibility for the operation of the Medford Spheres.
Section 11.03    Incident Notification. Both Parties undertake to notify the other as soon as reasonably practical, but in no event more than 24 hours, after becoming aware of any accident, spill or incident involving the other Party’s employees, agents, contractors, sub-contractors or their equipment, or Company’s NGL at the Medford Spheres and to provide reasonable assistance in investigating the circumstances of the accident, spill or incident. Notices required by this Section 11.03 shall be delivered in person, by telephone or by email:

If to Holdings:	If to Company:
Phillips 66 Holdings LLC	Company Refining LP
c/o Phillips 66 Pipeline LLC	c/o Phillips 66 Company, Operator
3010 Briarpark Drive	1075 W. Sam Houston Parkway N.,
Houston, TX 77042	Suite 200
Attn: Manny Cortez	Houston, TX 77043
Central Division Pipeline Manager	Attn: Mike Baker
Phone: 918-977-4196	Phone: 832-765-3212
E-mail: manuel.cortez@p66.com	E-mail: Michael.E.Baker@p66.com

When an accident, spill or incident involving Company’s NGLs requires a report to be submitted to a Governmental Authority, this notification shall be made as soon as reasonably practical in compliance with applicable Law, and a copy of the required report shall be delivered to Company at IncidentFollowup@P66.com. Either Party may change its contact information upon Notice to the other in accordance with this Section 11.03 and Section 13.01.
Article XII.    Force Majeure
Section 12.01    Suspension during Force Majeure Events. As soon as possible upon the occurrence of a Force Majeure, a Party affected by a Force Majeure event shall provide the other Party with Notice of the occurrence of such Force Majeure event. Subject to Section

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

2.02, each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 12.01) shall be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure event to the extent that such an event prevents Holdings from performing its obligations under this Agreement. Each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 12.01) shall be temporarily suspended beginning 20 Days after the commencement of, and for the entire remaining duration of, a Force Majeure event to the extent that such event prevents Company from performing its obligations under this Agreement.
Section 12.02    Obligation to Remedy Force Majeure Events. A Party affected by a Force Majeure event shall take commercially reasonable steps to remedy such situation so that it may resume its performance within a reasonable period of time.
Section 12.03    Strikes and Lockouts. The settlement of strikes, lockouts and other labor disturbances shall be entirely within the discretion of the affected Party and the requirement to remedy a Force Majeure event within a reasonable period of time shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing Person when such course is inadvisable in the discretion of the Party having the difficulty.
Section 12.04    Action in Emergencies. Holdings may temporarily suspend performance of the services to prevent injuries to persons, damage to property or harm to the environment.
Article XIII.    Notices
Section 13.01    Notices. Unless otherwise specifically provided in this Agreement, all Notices between the Parties given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if: (i) personally delivered (with written confirmation of receipt); or (ii) delivered by a recognized overnight delivery service (delivery fees prepaid), in either case to the appropriate address set forth below:

If to Holdings:	If to Company:
Phillips 66 Partners Holdings LLC	Company Refining LP
3010 Briarpark Dr.	c/o Phillips 66 Company, Operator
Houston, TX 77042	Houston Operations Center,
Attn: President	1075 W. Sam Houston Parkway N.,
With copy to General Counsel,	Suite 200
Transportation at the same address	Houston, TX 77043
Attn: General Counsel
With copy to Michael E. Baker,
Manager, Refinery NGL Trading
at the same address

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Either Party may change its address for Notice upon Notice to the other in accordance with this Section 13.01.
Section 13.02    Effective upon Receipt. Any Notice given in the manner set forth in Section 13.01 shall be effective upon actual receipt if received during Normal Business Hours, or at the beginning of the recipient’s next Business Day if not received during Normal Business Hours.
Article XIV.    Applicable Law
Section 14.01    Applicable Law. Regardless of the place of contracting, the place of performance or otherwise, this Agreement and all amendments, modifications, alterations or supplements to it, shall be governed and interpreted in accordance with the laws of the state of Texas, without regard to the principles of conflicts of law or any other principle that might apply the law of another jurisdiction.
Article XV.    Limitation of Liability
Section 15.01    No Liability for Consequential Damages. In no event shall either Party be liable to the other Party for, and no arbitral panel is authorized to award, any punitive, special, indirect or consequential damages of any kind or character resulting from or arising out of this Agreement, including, without limitation, loss of profits or business interruption, however they may be caused.
Section 15.02    Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, Holdings shall in no event be liable for loss of, or damage to, any of Company’s NGLs except to the extent caused by Holdings’s negligence or willful misconduct, or the negligence or willful misconduct of Holdings’s employees, agents, contractors or subcontractors, in the safekeeping and handling of Company’s NGLs. In no event shall Holdings be liable for more than the replacement of lost or damaged NGLs or, at its option, payment of the replacement cost of any lost or damaged NGL. Each Party shall be discharged from any and all liability with respect to services performed and any loss or damage Claims arising out of this Agreement unless suit or action is commenced with respect to such services, loss or Claim within two (2) years after the cause of action arises.
Article XVI.    Default
Section 16.01    Default. Subject to Section 16.03, should either Party default in the prompt performance and observance of any of the terms and conditions of this Agreement, and should such default continue for thirty (30) Days or more after Notice thereof by the non-defaulting Party to the defaulting Party, or should either Party become insolvent, commence

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

a case for liquidation or reorganization under the United States Bankruptcy Code (or become the involuntary subject of a case for liquidation or reorganization under the United States Bankruptcy Code, if such case is not dismissed within thirty (30) Days) be placed in the hands of a state or federal receiver or make an assignment for the benefit of its creditors, then the other Party shall have the right, at its option, to terminate this Agreement immediately upon Notice to the other Party.
Section 16.02    Non-Exclusive Remedies. Except as otherwise provided, but subject to Article XV, the remedies of Holdings and Company provided in this Agreement shall not be exclusive, but shall be cumulative and shall be in addition to all other remedies in favor of Holdings or Company, at Law or equity.
Section 16.03    Right to Terminate. Subject to Section 16.01, in the event of a default by Company, the Scheduled Charges theretofore accrued shall, at the option of Holdings, become immediately due and payable and Holdings shall also have the right, at its option, to terminate this Agreement immediately upon Notice to Company. In the event of a default by Holdings, Company shall also have the right, at its option, to terminate this Agreement immediately upon Notice to Holdings and withdraw its NGL from the Medford Spheres, provided Company has paid Holdings for the Scheduled Charges that have accrued to date of such withdrawal.
Article XVII.    Public Use
Section 17.01    Public Use. This Agreement is made as an accommodation to Company. In no event shall Holdings’s services hereunder be deemed to be those of a public utility or a common carrier. If any action is taken or threatened by any Governmental Authority to declare Holdings’s services hereunder to be those of a public utility or a common carrier, then, in that event, at the option of Holdings and upon Company’s receipt of Holdings’s Notice, Holdings may restructure and restate this Agreement or terminate this Agreement on the effective date of such action as to the affected storage sphere(s) or services.
Article XVIII.    Confidentiality
Section 18.01    Confidentiality. The Parties understand and agree that the Scheduled Charges are confidential as between the Parties. Each Party agrees not to disclose such confidential information to any third Person. Each Party may disclose confidential information to its advisors, consultants or representatives (provided that such Persons agree to maintain the confidentiality thereof) or when compelled to do so by Law (but the disclosing Party must notify the other Party promptly of any such request for confidential information before disclosing it, if practicable, so that the other Party may seek a protective order or other appropriate remedy or waive compliance with this Section 18.01). In the event that the other

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Party does not obtain a protective order or other remedy or does not waive compliance with this Section 18.01, the disclosing Party shall disclose only that portion of the confidential information to which the compelling Person is legally entitled.
Article XIX.    Miscellaneous
Section 19.01    Disputes between the Parties. Any dispute between the Parties in connection with this Agreement shall be resolved by arbitration in accordance with the procedures set forth in Exhibit B, provided that either Party may seek a restraining order, temporary injunction, or other provisional relief in any court with jurisdiction over the subject matter of the dispute and sitting in Houston, Texas, if such Party in its sole judgment believes that such action is necessary to avoid irreparable injury or to preserve the status quo ante.
Section 19.02    Assignment. Neither Party may assign its rights under this Agreement without the prior written consent of the other Party. However, notwithstanding the immediately preceding sentence, either Party may assign this Agreement to any of its affiliates by providing Notice to the other Party, and Holdings may make collateral assignments of this Agreement to secure working capital or other financing.
Section 19.03    Partnership Change in Control. Upon the occurrence of a Partnership Change in Control, Holdings shall provide Company with Notice of such Partnership Change in Control at least sixty (60) Days prior to the effective date thereof. Within 180 days following receipt of such Notice, Company may elect to terminate this Agreement, effective no earlier than the effective date of such Partnership Change in Control.
Section 19.04    No Third-Party Rights. Except as expressly provided, nothing in this Agreement is intended to confer upon any Person other than the Parties, and their respective successors and assigns, any rights, benefits or obligations.
Section 19.05    Compliance with Laws. Each Party shall at all times comply with all Laws as are applicable to its performance of this Agreement.
Section 19.06    Severability. If any provision of this Agreement or the application thereof shall be found by any arbitral panel or court of competent jurisdiction to be invalid, illegal or unenforceable to any extent and for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties. In any event, the remainder of this Agreement and the application of such remainder shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.
Section 19.07    Non-Waiver. The failure of either Party to enforce any provision, condition, covenant or requirement of this Agreement at any time shall not be construed to be a waiver of such provision, condition, covenant or requirement unless the other Parties are so notified

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

by such Party in writing. Any waiver by a Party of a default by any other Party in the performance of any provision, condition, covenant or requirement contained in this Agreement shall not be deemed to be a waiver of such provision, condition, covenant or requirement, nor shall any such waiver in any manner release such other Party from the performance of any other provision, condition, covenant or requirement.
Section 19.08    Entire Agreement. This Agreement, together with all Exhibits attached hereto, constitutes the entire Agreement between the Parties relating to its subject matter and it supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties relating to the subject matter hereof, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in, or contemplated by, this Agreement.
Section 19.09    Amendments. This Agreement shall not be modified or amended, in whole or in part, except by a written amendment signed by both Parties.
Section 19.10    Survival. Any indemnification granted hereunder by one Party to the other Party or any provision hereof providing for any payment to any Party that has accrued at time of expiration or termination shall survive the termination of all or any part of this Agreement.
Section 19.11    Counterparts; Multiple Originals. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on each of the Parties. Each of the Parties may sign any number of copies of this Agreement. Each signed copy shall be deemed to be an original, but all of them together shall represent one and the same agreement.
Section 19.12    Exhibits. The Exhibits identified in this Agreement are incorporated in this Agreement and constitute a part of this Agreement. If there is any conflict between this Agreement and any Exhibit, the provisions of the Exhibit shall control.
Section 19.13    Table of Contents; Headings; Subheadings. The table of contents and the headings and subheadings of this Agreement have been inserted only for convenience to facilitate reference and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
Section 19.14    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 19.15    Business Practices. Holdings shall use its best efforts to make certain that all billings, reports, and financial settlements rendered to or made with Company pursuant to this Agreement, or any revision of or amendments to this Agreement, will properly reflect the facts about all activities and transactions handled by authority of this Agreement and that the information shown on such billings, reports and settlement documents may be relied upon by Company as being complete and accurate in any further recording and reporting made by Company for whatever purposes. Holdings shall notify Company if Holdings discovers any errors in such billings, reports, or settlement documents.

[Signature page follows.]

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, Holdings and Company have signed this Agreement as of the Effective Date.

PHILLIPS 66 PARTNERS HOLDINGS LLC
By:	Phillips 66 Partners LP, Sole Member of Phillips 66 Partners Holdings LLC
By:	Phillips 66 Partners GP, LLC, General Partner of Phillips 66 Partners LP
By:	/s/ J.T. Liberti
J.T. Liberti
Vice President and Chief Operating Officer

PHILLIPS 66 COMPANY
By:	/s/ T.G. Taylor
T.G. Taylor
Executive Vice President, Commercial, Marketing, Transportation and Business Development

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit A
Scheduled Fees

1.	Storage Fee: $**/Barrel
2.    Holdover Fee:                 $**/Day (or partial Day)
3.    Adjustment. Holdings may increase all charges set forth in Paragraphs 1 and 2 above annually beginning January 1, 2015, in accordance with Section 3.05.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit B
Arbitration Procedure
Either Party may initiate dispute resolution procedures by sending a Notice to the other Party specifically stating the complaining Party’s Claim and by initiating binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by three arbitrators who shall be neutral, independent, and generally knowledgeable about the type of transaction which gave rise to the dispute. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, provided that the arbitrators shall include in their report/award a list of findings, with supporting evidentiary references, upon which they have relied in making their decision. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Houston, Texas.
Notwithstanding anything herein and regardless of any procedures or rules of the Center for Public Resources, it is expressly agreed that the following shall apply and control over any other provision in this Agreement:

(a)
All offers, conduct, views, opinions and statements made in the course of negotiation or mediation by any of the Parties, their employees, agents, experts, attorneys, and representatives, and by any mediator, are confidential, made for compromise and settlement, protected from disclosure under Federal and State Rules of Evidence and Procedure, and inadmissible and not discoverable for any purpose, including impeachment, in litigation or legal proceedings between the Parties, and shall not be disclosed to any Person who is not an agent, employee, expert or representative of the Parties, provided that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of presentation or use in mediation.

(b)
Except to the extent that the Parties may agree upon selection of one or more arbitrators, the Center for Public Resources shall select arbitrators from a panel reviewed by the Parties. The Parties shall be entitled to exercise peremptory strikes against one-third of the panel and may challenge other candidates for lack of neutrality or lack of qualifications. Challenges shall be resolved in accordance with Center for Public Resource rules.

(c)
The Parties shall have at least twenty (20) Days following the close of hearing within which to submit a brief (not to exceed eighteen (18) pages in length) and ten (10) Days from date of receipt of the opponent’s brief within which to respond thereto.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(d)	The Parties expressly agree that the arbitrators shall not award punitive damages, consequential damages, or attorneys’ fees (except attorneys’ fees specifically authorized by the Agreement).

(e)	The fees and expenses of any mediator or arbitrator shall be shared equally by the Parties.

(f)	The Parties may, by written agreement (signed by both Parties), alter any time deadline or location(s) for meetings.
Time is of the essence for purposes of the provisions of this Exhibit.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT C
NGL SPECIFICATIONS

REFINERY GRADE PROPYLENE SPECIFICATIONS

Test Parameters	Specifications	Test Methods
Propylene	65 LV% Min.	D2163
Ethane & Lighter	2.0 LV% Max.	D2163
Butane & Heavier	1.0 LV% Max.	D2163
Methyl Acetylene	10.0 ppm wt.max	D2712
Propadiene	10.0 ppm wt.max	D2712
Carbon Monoxide	3 wt. PPM Max.	D2504
Carbon Dioxide	10 wt. PPM Max.	D2504
Total Sulfur	50 wt. PPM Max.	ASTM D-4045
Arsine	700 wt. PPB Max.	(Note 1)
Water	No Free Water	Visual
Methanol	5 wt. PPM Max.	UOP-845
Copper Strip Corrosion	#1 Max.	D1838

NOTES ON TEST METHODS: Method numbers listed above, beginning with the letter “D” are American Society for Testing and materials (ASTM) Standard Test Procedures. The most recent year revision for the procedures will be used.
Note 1: For arsine analysis use stain tubes. Alternatively, UOP Method 834-82, a charcoal adsorption/atomic spectrophotometer method may be used.